As filed with the Securities and Exchange Commission on February 27, 1997

                                                  Registration No. 333- _______

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                         47-0772104
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                   Identification No.)

         330 South 108th Ave., Omaha, Nebraska             68154
         (Address of Principal Executive Offices)         (Zip Code)


     Transaction Systems Architects, Inc. 1997 Management Stock Option Plan
                            (Full title of the plan)

                 David P. Stokes, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                  330 South 108th Ave., Omaha, Nebraska 68154
                     (Name and address of agent for service)

                                 (402) 390-7600
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
____________________________________________________________________________________________________

Title of securities      Amount to be      Proposed             Proposed               Amount of
to be registered         registered       maximum offering       maximum            registration fee
                                           price per unit    aggregate offering
                                                                  price
____________________________________________________________________________________________________
Options to purchase       1,050,000           $3.00 (1)         $3,150,000              $955
Class A Common
Stock, par value
$.005 per share
____________________________________________________________________________________________________
Class A Common            1,050,000 shares    $27.1875(2)       $28,546,875 (2)        $8,651
Stock underlying
Options
____________________________________________________________________________________________________

(1) Based on an option purchase price of $3.00 for each share covered by the options under the Transaction Systems Architects, Inc. 1997 Management Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on February 25, 1997, as reported on the National Association of Securities Dealers Automated Quotations system.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference
---------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's latest annual report filed pursuant to section 13(a) or 15(d) of the Exchange Act, or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed, or (2) the registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Indemnification of Directors and Officers
------------------------------------------
     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors, subject to certain limitations. The Certificate of Incorporation of the registrant expressly provides for indemnification of an officer or director made a party or threatened to be made a party to proceedings by reason of the fact that such person was an officer or director. The Certificate of Incorporation also authorizes the registrant to maintain officer and director liability insurance, and such a policy is currently in effect.

Undertakings
-------------
     (a) The undersigned  registrant hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3)  of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section  13 or  Section  15(d) of the  Exchange  Act that  are  incorporated  by
reference  in  this  registration   statement.

2. That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized,    in   the    City   of    Omaha,    State    of    Nebraska,    on
February 27, 1997.
                                        TRANSACTION SYSTEMS ARCHITECTS, INC.
                                        By: /s/ William E. Fisher
                                        -------------------------
                                        William E. Fisher,
                                        Chief  Executive  Officer,
                                        President and Director

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Gregory J. Duman, and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.of them to any and all such amendments and other instruments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Name                        Title                               Date
----                        -----                               ----
/s/ William E. Fisher       Chief Executive Officer, President
---------------------       and Director
William E. Fisher          (Principal Executive Officer)       February 27, 1997
                                                               -----------------

/s/ Gregory J. Duman        Chief Financial Officer
--------------------       (Principal Financial Officer)       February 27, 1997
Gregory J. Duman                                               -----------------

/s/ Dwight G.Hanson         Controller
-------------------        (Principal Accounting Officer)      February 27, 1997
Dwight G. Hanson                                               -----------------

/s/ David C. Russell        Director                           February 27, 1997
--------------------                                           -----------------
David C. Russell

/s/ Promod Haque            Director                           February 27, 1997
----------------                                               -----------------
Promod Haque

/s/ Frederick L. Bryant     Director                           February 27, 1997
-----------------------                                        -----------------
Frederick L. Bryant

/s/ Charles E. Noell, III   Director                           February 27, 1997
-------------------------                                      -----------------
Charles E. Noell, III


                            Director                           February 27, 1997
----------------                                               -----------------
Jim D. Kever

/s/ Larry G. Fendley        Director                           February 27, 1997
--------------------                                           -----------------
Larry G. Fendley

                                  EXHIBIT INDEX



Exhibit No.                 Description
-----------                 ------------

5                           Opinion of Legal Counsel

23                          Consent of Arthur Andersen LLP